UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Binding Term Sheet for Sale and Leaseback of OMPULs and Strategic Collaboration Framework

On February 26, 2024, Orgenesis Maryland LLC (“Orgenesis Maryland”), a wholly-owned subsidiary of Orgenesis Inc. (the “Company”), entered into a Binding Term Sheet (the “Binding Term Sheet”) with Germfree Laboratories LLC (“Germfree”), for the sale by Orgenesis Maryland of five Orgenesis Mobile Processing Units and Labs (“OMPULs”) to Germfree, which will be incorporated into Germfree’s lease fleet and leased back to Orgenesis Maryland, and a strategic collaboration framework. The Binding Term Sheet contemplates that Orgenesis Maryland and Germfree will negotiate in good faith to enter into definitive agreement(s), which will include a Manufacturing Supply Agreement, OMPUL Purchase Agreement, Lease Agreement, and Strategic Partnership Agreement (which may be consolidated as agreed upon by the parties) (collectively, the “Definitive Agreements”) and which will reiterate, detail, and expand upon the understandings between the parties.

Below is an overview of the transaction and working capital commitment sent forth in the Binding Term Sheet:

Overview of $8,340,000 Million Transaction and $3,300,000 in Working Capital Commitment		Up-front fee		Signing (Definitive Agreements)[1]	Germfree working capital to produce OMPULs
	Tech Transfer			$250,000
	Quality Management System			$250,000
	Exclusive Manufacturing Supply Agreement	$750,000	[2]	$250,000	$3,300,000
	Purchase of Orgenesis OMPULs			$6,840,000
	Total	$750,000	[2]	$7,590,000	$3,300,000

[1] Manufacturing Supply Agreement, OMPUL Purchase Agreement, Lease Agreement, Strategic Partnership Agreement. Definitive Agreements may be consolidated where necessary.
[2] Refundable if parties cannot come to an agreement on Definitive Agreements.

Pursuant to the Binding Term Sheet, Germfree paid Orgenesis Maryland $750,000 on February 27, 2024, which amount will be fully refundable at Germfree’s request if the Definitive Agreements have not been signed within 21 days. In consideration for the purchase of the OMPULs, Germfree will pay Orgenesis an aggregate of $6,840,000, which will be payable within five days of the signing of the Definitive Agreements. The OMPULs to be purchased by Germfree will be incorporated into Germfree’s lease fleet. The conditions of Germfree’s leasing program will be stipulated in the Definitive Agreements. At the end of the lease period, Orgenesis Maryland has the right to make a first offer to acquire an OMPUL at the Germfree purchase price based on the fair market price. Germfree will purchase the OMPULs designed for manufacturing, quality control and warehousing in Israel when the units are available for free and clear sale. Terms will be defined at that time.

In addition, Orgenesis Maryland and Germfree agreed to enter into a 10-year exclusive Manufacturing Supply Agreement pursuant to which Germfree will supply Orgenesis Maryland with OMPULs for use worldwide. In exchange for this agreement, Germfree will agree to pay an additional $250,000 upon the signing of the Definitive Agreements in addition to the upfront $750,000 payment described above. The exclusivity of manufacturing supply will be worldwide for all new and existing OMPULs, which will be further described in the Definitive Agreements. Orgenesis Maryland or any of its affiliates will agree to lease or purchase OMPULs from Germfree, adhering to terms consistent with those previously established and in accordance with the customary conditions of Germfree’s leasing program worldwide. The first three OMPULs will be for use in the United States and a Manufacturing Supply Contract for these units will be entered into concurrently with the execution of the Definitive Agreements whereby Orgenesis will lease the OMPULs from Germfree at a fair market price.

Orgenesis Maryland will provide Germfree with an exclusive, royalty-free, paid-up license to use and further develop collaboratively the Orgenesis Quality Management System Framework, specifically designed for decentralized cell therapy processing. This collaboration aims to support the provision of Quality Management Services globally. Both Germfree and Orgenesis will utilize these services to aid companies and institutions in improving their manufacturing capabilities. In exchange for this exclusive license, Germfree will pay Orgenesis Maryland $250,000 upon signing of the Definitive Agreements. This collaboration will be instrumental in developing a digital Manufacturing Execution System (“MES”) package for future client licensing. The MES system, once developed, will be exclusive to Germfree and licensed for use by Orgenesis. It is contemplated that this offering, once available, will be covered under the Co-Marketing and Reciprocal Revenue Sharing model defined in the Binding Term Sheet and the subsequent Definitive Agreements.

Germfree will pay a commission to Orgenesis for every OMPUL placed. Orgenesis may identify and facilitate customer purchases or leases of Germfree products and services and Germfree may identify and facilitate development work for Orgenesis. Each party will pay the other a 15% commission on such sales or leases based on net revenue. For clarity, net revenue for identification and facilitation is defined as cash received net revenue and applies only to new customers that Orgenesis was not already working with.

Orgenesis Maryland will also provide Germfree with the necessary technical package required to manufacture the OMPULs in exchange for payment by Germfree to Orgenesis Maryland of $250,000 upon signing of the Definitive Agreements and will provide engineering services at a standard market rate with a statement of work to be agreed upon in advance. Germfree will provide service support for OMPULs including the provision of installation, commissioning, and qualification services for the facility and equipment. Additionally, Germfree will ensure ongoing maintenance and qualification of the facility in alignment with the standard practices of Germfree’s leasing framework and service agreement.

In connection with the Definitive Agreements, Germfree has committed to have at least $3,300,000 in working capital to produce OMPULs.

Orgenesis Maryland and its representatives agreed to standstill for 30 days with third parties and make a good faith effort to turn the strategic collaboration framework in the Binding Term Sheet into a Strategic Collaboration Partnership as part of the fully executed Definitive Agreements.

While the Binding Term Sheet is binding and it is the intention of the parties to enter into Definitive Agreements which will reiterate, detail, and expand upon the understandings between the parties, there can be no assurance that the parties will enter into such Definitive Agreements. Pursuant to the Binding Term Sheet, the parties agreed to negotiate in good faith towards the execution of the Definitive Agreements and the closing of the transactions contemplated thereby will be subject to customary closing conditions.

The foregoing summary of the Binding Term Sheet does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Binding Term Sheet, dated as of February 26, 2024, between Orgenesis Maryland LLC and Germfree Laboratories LLC*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: March 1, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary